                                                                    Exhibit 10.7


                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
                             OF RENT-A-CENTER, INC.

            THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the "AGREEMENT"), is effective as of the 8th day of October 2001, and is entered into by and among (i) each of Apollo Investment Fund IV, L.P., a Delaware limited partnership, and Apollo Overseas Partners IV, L.P., an exempted limited partnership registered in the Cayman Islands acting through its general partner (individually and collectively with their Permitted Transferees (defined below), "APOLLO"), (ii) J. Ernest Talley, an individual ("TALLEY"), (iii) Mark E. Speese, an individual ("SPEESE"), (iv) Rent-A-Center, Inc., a Delaware corporation (the "COMPANY"), (v) each Person (defined below) named in Exhibit A attached hereto (the "TALLEY OTHER PARTIES" and together with Talley, the "TALLEY GROUP"), (vi) each Person named in Exhibit B attached hereto (the "SPEESE OTHER PARTIES" and together with Speese, the "SPEESE GROUP"), and (vii) each other Person who becomes a party to the Agreement in accordance with the terms hereof (all of the foregoing, collectively, the "PARTIES"). Terms with initial capital letters used but not otherwise defined herein shall have the meanings given in Section 1.1.

                               W I T N E S S E T H

            WHEREAS, the Parties are also parties to that certain Stockholders Agreement, dated as of August 5, 1998 (the "ORIGINAL AGREEMENT"), entered into in connection with the closing of the transactions contemplated by the Stock Purchase Agreement (defined below);

            WHEREAS, the Parties desire to amend and restate the Original Agreement, to reflect the agreement of the Parties to, among other things: (a) provide for the repurchase of Common Stock (as defined below) from the Talley Group pursuant to the Stock Repurchase Agreement (as defined below), (b) set forth certain agreements with respect to the Transfer and voting of the Shares following the Effective Date, and (c) reflect the current capital structure of the Company and beneficial ownership of the Company's capital stock by the Parties;

            WHEREAS, the authorized capital stock of the Company consists of 125,000,000 shares of common stock, $.01 par value (the "COMMON STOCK"), and 5,000,000 shares of preferred stock, $.01 par value (the "PREFERRED STOCK") of which 400,000 shares are designated Series A Preferred Stock, $.01 par value (the "SERIES A PREFERRED STOCK"), and 400,000 shares are designated Series B Preferred Stock, $.01 par value, and (ii) as of September 30, 2001, the issued and outstanding capital stock of the Company consists of 26,682,119 shares of Common Stock, 289,725 shares of Series A Preferred Stock and no shares of Series B Preferred Stock, with approximately 21,402,375 shares of Common Stock reserved for issuance upon the exercise of certain stock options and upon conversion of the Series A Preferred Stock;

            WHEREAS, as of October 8, 2001 (i) Apollo beneficially owns 278,596 shares of Series A Preferred Stock, (ii) the Talley Group owns 2,948,166 shares of Common Stock, and (iii) the Speese Group collectively owns 1,176,832 shares of Common Stock;

            WHEREAS, the Parties desire to restrict the Transfer of the Shares, including both issued and outstanding Shares as well as Shares that may be issued or otherwise acquired hereafter, to provide for certain rights and obligations in respect to the Shares and the Company as hereinafter provided;

            WHEREAS, the Company and Talley and certain members of the Talley Group have entered into that Common Stock Purchase Agreement, as of even date herewith (as amended from time to time the "STOCK REPURCHASE AGREEMENT") whereby the Company has agreed to repurchase and Talley and such members have agreed to sell $25 million worth of Common Stock and have granted the Company the right from time to time to acquire any or all of the remaining Talley Included Shares, in each case under the terms and conditions specified therein;

            WHEREAS, under the Original Agreement, the consummation of the transactions contemplated by the Stock Repurchase Agreement requires the consent of all the Parties to it and delivery of this Agreement is a condition to closing the transactions contemplated by the Stock Repurchase Agreement; and

            WHEREAS, the Parties desire that this Agreement become effective immediately;.

            NOW THEREFORE, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

            "AFFILIATE" as applied to any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, in the case of a Person who is an individual, shall include (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, control when used with respect to any Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "AFFILIATED," "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing. Notwithstanding the foregoing, Apollo and its Affiliates shall not be deemed Affiliates of the Company for purposes of this Agreement.

            "APOLLO NOMINEES" shall have the meaning set forth in Section
4.1(a).

            "BENEFICIAL OWNER" of a security shall mean any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has (i) the power to vote, or to direct the voting of, such security or (ii) the power to dispose, or to direct the disposition of, such security.

            "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

            "BUSINESS DAY" shall mean each day other than Saturdays, Sundays and days when commercial banks are authorized to be closed for business in New York, New York.

            "CERTIFICATE OF DESIGNATION" shall mean the Certificate of Designation of the Series A Preferred Stock in the form attached as an exhibit to the Stock Purchase Agreement.

            "CHARTER DOCUMENTS" shall mean the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended to date, as included as exhibits (or incorporated therein) to the Company's periodic reports filed with the Commission under the Exchange Act.

            "COMMISSION" shall mean the United States Securities and Exchange Commission.

            "COMMON STOCK" shall have the meaning set forth in the recitals.

            "COMPANY" shall have the meaning set forth in the preamble.

            "COMPANY NOMINEES" shall have the meaning set forth in Section
4.1(a).

            "CREDIT AGREEMENT" shall mean that certain Amended and Restated Credit Agreement, dated as of August 5, 1998 and amended and restated as of June 29, 2000, by and among the Company, Comerica Bank, Bank of America, N.A. and The Chase Manhattan Bank, as amended from time to time.

            "EFFECTIVE DATE" shall mean October 8, 2001.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "GROUP MEMBER" shall mean a member of the Talley Group or a member of the Speese Group, as applicable.

            "INDEBTEDNESS" shall mean with respect to any person, without duplication, all liabilities of such person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor (whether or not an Affiliate)), or (c) for the payment of money relating to a capitalized lease obligation.

            "IRR" shall have the meaning set forth in Section 4.2(b).

            "MD&A" shall mean a management's discussion and analysis of the Company's financial condition and results of operation comparable to the discussion that is required to be included in periodic reports filed under the Exchange Act.

            "NOTICES" shall have the meaning set forth in Section 6.5.

            "PIK SHARES" means any Shares issued in lieu of cash dividends pursuant to the Certificate of Designations.

            "PECUNIARY INTEREST" in any security shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security, and shall include securities owned by an individual's spouse or issue or any trust solely for the benefit of such individual, spouse or issue.

            "PERMITTED TRANSFEREE" shall mean:

                  (a) in the case of Apollo (i) any officer, director or partner of, or Person controlling, Apollo, (ii) any other Person that is (x) an Affiliate of the general partners, investment managers or investment advisors of Apollo, (y) an Affiliate of Apollo or a Permitted Transferee of an Affiliate or
(z) an investment fund, investment account or investment entity whose investment manager, investment advisor or general partner thereof is Apollo or a Permitted Transferee of Apollo or (iii) if a Permitted Transferee of a Person set forth in the foregoing clauses (i) and (ii) is an individual, (x) any spouse or issue of such individual, or any trust solely for the benefit of such individual, spouse or issue, and (y) upon such individual's death, any Person to whom Shares are transferred in accordance with the laws of descent and/or testamentary distribution, in each case in a bona fide distribution or other transaction not intended to avoid the provisions of this Agreement;

                  (b) in the case of a Group Member, (i) any Person that is solely controlled by such Group Member, (ii) upon a bona fide liquidation of, or a bona fide withdrawal from, such Group Member, in each case, not intended to avoid the provisions of this Agreement, the shareholders, partners or principals, as the case may be, of such Group Member, or (iii) if such Group Member is an individual, (x) any spouse or issue of such individual, or any trust or limited partnership solely for the benefit of such individual, spouse or issue, and (y) upon such individual's death, any Person to whom Shares are transferred in accordance with the laws of descent and/or testamentary distribution; and

                  (c) any Person who is a party to this Agreement.

            "PERSON" shall mean an individual or a corporation, limited liability company, partnership, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "PREFERRED STOCK" shall have the meaning set forth in the recitals.

            "REGISTRATION RIGHTS AGREEMENT" shall mean the Series A Registration Rights Agreement, dated as of August 5, 1998, by and between the Company and Apollo.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "SERIES A PREFERRED STOCK" shall have the meaning set forth in the recitals.

            "SHARES" shall mean, collectively, the Common Stock and the Preferred Stock, whether now owned or acquired after the date hereof. Whenever this Agreement refers to a number or percentage of Shares, such number or percentage shall be calculated as if each of the Shares (including, in the case of Apollo, any PIK Shares) had been exchanged or converted into shares of Common Stock immediately prior to such calculation regardless of the existence of any restrictions on such exchange or conversion.

            "SPEESE GROUP" shall have the meaning set forth in the preamble.

            "SPEESE INCLUDED SHARES" shall mean those 1,176,832 shares of Common Stock owned by the Speese Group as of the Effective Date.

            "SPEESE OTHER PARTIES" shall have the meaning set forth in the preamble.

            "STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement, dated as of August 5, 1998, between the Company and Apollo.

            "STOCK REPURCHASE AGREEMENT" shall have the meaning set forth in the recitals.

            "SUBSIDIARY" shall mean, with respect to any Person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, (b) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, or (c) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of the directors or other governing body of such Person.

            "TALLEY GROUP" shall have the meaning set forth in the preamble.

            "TALLEY INCLUDED SHARES" shall mean those 2,948,166 shares of Common Stock owned by the Talley Group as of the Effective Date.

            "TALLEY OTHER PARTIES" shall have the meaning set forth in the preamble.

            "TRANSFER" shall mean (i) when used as a noun: any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition and (ii) when used as a verb: to directly or indirectly transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of; provided, however, Transfer shall not include a pledge in connection with a recourse, bona fide loan transaction that is not intended to avoid the provisions of this Agreement.

            "TRANSFEREE" shall mean any Person to whom Shares have been Transferred in compliance with the terms of this Agreement.

                                   ARTICLE II

                            RESTRICTIONS ON TRANSFERS

            Section 2.1 Transfers in Accordance with this Agreement. Any attempt to Transfer, or purported Transfer of, any of the Talley Included Shares or the Speese Included Shares in violation of the terms of this Agreement shall be null and void and the Company shall not register upon its books, and shall direct its transfer agent not to register on its books any such Transfer. A copy of this Agreement shall be filed with the Secretary of the Company and the Company's transfer agent and kept with the records of the Company.

            Section 2.2 Agreement to be Bound.

                  (a) No party hereto (other than the Company, Apollo and their Permitted Transferees) shall Transfer any Shares except (i) to a Permitted Transferee or (ii) as specifically provided herein.

                  (b) No member of the Talley Group or its Permitted Transferees shall Transfer its respective pecuniary interests in any of the Talley Included Shares to any party other than a Permitted Transferee of the Talley Group, except that Talley, the other members of the Talley Group and their Permitted Transferees may sell shares of Common Stock under and pursuant to the terms of the Stock Repurchase Agreement. Notwithstanding the foregoing, after February 5, 2002, the Talley Group and its Permitted Transferees shall be permitted to Transfer their respective pecuniary interests in the Talley Included Shares without restrictions imposed by this Agreement, other than those Talley Included Shares that members of the Talley Group or its Permitted Transferees have an obligation to sell to the Company as a result of the Company properly and timely delivering an Exercise Notice (as defined in the Stock Repurchase Agreement).

                  (c) No member of the Speese Group or its Permitted Transferees shall Transfer its respective pecuniary interests in any of the Speese Included Shares to any party other than a Permitted Transferee of the Speese Group, except that during any twelve-month period the Speese Group and its Permitted Transferees shall be entitled to Transfer up to 300,000 Shares in aggregate through sales pursuant to Rule 144 under the Securities Act, or otherwise. Notwithstanding the foregoing, in no case shall the Speese Group or its Permitted Transferees (i) Transfer any Speese Included Shares prior to or on August 5, 2002, (ii) Transfer more than 50% of the Speese Included Shares during the one year period commencing on August 6, 2002 or (iii) Transfer any Shares if such Transfer would trigger default or change-in-control provisions under the Certificate of Designation or any material debt instrument of the Company.

                  (d) No Transfer to a Permitted Transferee of Apollo or of any party as provided in the foregoing clauses (a), (b) and (c) of this Section 2.2 shall be permitted unless (i) the certificates representing such Shares issued to the Transferee bear the legend provided in Section 2.3 and (ii) the Transferee (if not already a party hereto) has executed and delivered to each other party hereto, as a condition precedent to such Transfer, an instrument or instruments, reasonably satisfactory to the Company, confirming that the Transferee agrees to be bound by the terms of this Agreement in the same manner as such Transferee's transferor, except as otherwise specifically provided in this Agreement.

            Section 2.3 Legend. Apollo and each Group Member hereby agree that
(i) each outstanding certificate representing Shares issued to any of them prior to the Effective Date, shall bear a legend reading substantially as set forth in
Section 2.3 of the Original Agreement; and (ii) each outstanding certificate representing Shares issued to any of them after the Effective Date, or any certificate issued after the Effective Date in exchange for or upon conversion of any similarly legended certificate, shall bear a legend reading substantially as follows:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THESE SHARES MAY BE REQUIRED TO DELIVER TO THE COMPANY, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL (REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR FROM REGISTRATION OR QUALIFICATION UNDER STATE SECURITIES LAWS) IS AVAILABLE WITH RESPECT TO ANY TRANSFER OF THESE SHARES THAT HAS NOT BEEN SO REGISTERED (OR QUALIFIED).

            THE SHARES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OBLIGATIONS, TO WHICH ANY TRANSFEREE AGREES BY HIS ACCEPTANCE HEREOF, AS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT AND BY AN AGREEMENT OF THE TRANSFEREE TO BE BOUND BY THE RESTRICTIONS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME.

                                  ARTICLE III

                      ADDITIONAL RIGHTS AND OBLIGATIONS OF
                             APOLLO AND THE COMPANY

            Section 3.1 Access to Information; Confidentiality. Upon the request of Apollo, the Company shall afford Apollo and its accountants, counsel and other representatives reasonable access to all of the properties, books, contracts, commitments and records (including, but not limited to, tax returns) of the Company and its Subsidiaries that are reasonably requested. Apollo will, and will cause its agents to, conduct any such investigations on reasonable advance notice, during normal business hours, with reasonable numbers of persons and in such a manner as not to interfere unreasonably with the normal operations of the Company and its Subsidiaries.

            Except as otherwise required by applicable law, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or other Person, would jeopardize the attorney-client privilege of the Person in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date hereof. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            Apollo shall, and shall use its best efforts to cause their representatives to, keep confidential all such information to the same extent such information is treated as confidential by the Company, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (i) any information that (x) was already in Apollo's possession prior to the disclosure thereof by the Company (other than through disclosure by any other Person known by Apollo to be subject to a duty of confidentiality),
(y) was then generally known to the public, or (z) was disclosed to Apollo by a third party not known by Apollo to be bound by an obligation of confidentiality or (ii) disclosures made as required by law or legal process or to any person exercising regulatory authority over such Apollo or its Affiliates. If in the absence of a protective order or the receipt of a waiver hereunder, Apollo is nonetheless, in the opinion of their counsel, compelled to disclose information concerning the Company to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Apollo may disclose such information to such tribunal or governmental body or agency without liability hereunder. In addition, in the event that any information disclosed by the Company to Apollo is material nonpublic information, Apollo agrees to comply with its obligations under the applicable Federal and state securities laws with respect thereto, including but not limited to, the laws pertaining to the possession, dissemination and utilization of such material nonpublic information.

            Section 3.2 Furnishing of Information. (a) The Company shall deliver to Apollo, as long as Apollo shall own any Shares:

                  (i) As promptly as practical, but in no event later than 30 days after the end of each calendar month, a copy of the monthly financial reporting package for such month customarily prepared for the Company's Chief Executive Officer.

                  (ii) As promptly as practical, but in no event later than 60 days after the close of each of its first three quarterly accounting periods during any fiscal year of the Company, the consolidated balance sheet of the Company as at the end of such quarterly period, and the related consolidated statements of operations, stockholders' equity and cash flows for such quarterly period, and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year (if such comparative figures are available without unreasonable expense), all of which shall be certified by the chief financial officer of the Company, to have been prepared in accordance with generally accepted accounting principles, subject to year-end audit adjustments, together with an MD&A;

                  (iii) As promptly as practical, but in no event later than 105 days after the close of each fiscal year of the Company, the consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing, together with an MD&A; and

                  (iv) All reports, if any, filed by the Company or any Subsidiary of the Company with the Commission under the Exchange Act, as promptly as practical, but in no event later than 15 days after filing any such reports with the Commission.

                  (b) The provisions of Sections 3.2(a)(ii) and (iii) above shall be deemed to have been satisfied if the Company delivers the reports timely filed by the Company with the Commission on Form l 0-Q or 10-K, as applicable, for such periods promptly, but in no event later than 15 days after filing any such Form with the Commission.

                                   ARTICLE IV

                         CORPORATE GOVERNANCE AND VOTING

            Section 4.1 Board of Directors of the Company.

                  (a) As of the Effective Date, the number of directors constituting the entire Board of Directors of the Company shall be eight (8). Thereupon the Company shall be entitled, but not required, to nominate up to five (5) members to the Board of Directors and Apollo (or any representative thereof designated by Apollo) shall be entitled, but not required, to nominate up to three (3) members to the Board of Directors (collectively, the "APOLLO NOMINEES"), two of whom shall be the directors elected by the holders of the Series A Preferred Stock so long as the holders of the Series A Preferred Stock have the right to elect two (2) directors. One Apollo Nominee shall be classified as a Class I Director of the Company, who will be one of the directors elected by the holders of the Series A Preferred Stock, one Apollo Nominee shall be classified as a Class II Director of the Company, who will be one of the directors elected by the holders of the Series A Preferred Stock, and one Apollo Nominee shall be classified as a Class III Director of the Company, who will not be one of the directors elected by the holders of the Series A Preferred Stock.

                  (b) The Talley Group and the Speese Group shall vote all of the Shares owned or held of record by them at all regular and special meetings of the stockholders of the Company called or held for the purpose of filling positions on the Board of Directors, and in each written consent executed in lieu of such a meeting of stockholders, and, to the extent entitled to vote thereon, each party hereto shall take all actions otherwise necessary to ensure (to the extent within the Parties' collective control) that the Apollo Nominees are elected to the Board of Directors.

                  (c) The Company, the Talley Group and the Speese Group shall use their respective best efforts to call, or cause the appropriate officers and directors of the

Company to call, a special meeting of stockholders of the Company, as applicable, and to vote all of the Shares owned or held of record by them for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of any Apollo Nominee if Apollo requests such director's removal in writing for any reason. Apollo shall have the right to designate a new nominee in the event any Apollo Nominee shall be so removed under this Section 4.1(c) or shall vacate his directorship for any reason.

            Except as provided in this Section 4.1(c), each Group Member hereto agrees that, at any time that it is then entitled to vote for the election or removal of directors, it will not vote in favor of the removal of Apollo Nominee unless (i) such removal shall be at the request of Apollo or (ii) the right of Apollo to designate such director has terminated in accordance with clause (e) below.

                  (d) The Company shall not, and shall not permit any of its Subsidiaries to, without the consent of holders of a majority of the Shares held by Apollo, take any action under Section 4.2(b) of this Agreement that requires the approval of the Apollo Nominees, if any of the Apollo Nominees are Persons whose removal from the Board of Directors has been requested at or prior to the time of such action by Apollo. Each party hereto shall use reasonable efforts to prevent any action from being taken by the Board of Directors, during the pendency of any vacancy due to death, resignation or removal of a director, unless the Person entitled to have a person nominated by it elected to fill such vacancy shall have failed, for a period of ten (10) days after notice of such vacancy, to nominate a replacement.

                  (e) At such time as Apollo, together with any and all of its Permitted Transferees, cease to hold in aggregate 50% or more of the Shares issued to Apollo on August 5, 1998, Apollo shall be entitled, but not required, to nominate only two Apollo Nominees in accordance with this Section 4, one of whom shall be one of the directors elected by the holders of the Series A Preferred Stock if any shares of the Series A Preferred Stock are outstanding. At such time as Apollo, together with any and all of its Permitted Transferees, cease to hold in aggregate 33.33% or more of the Shares owned by Apollo on August 5, 1998, Apollo shall be entitled, but not required, to nominate only one Apollo Nominees in accordance with this Section 4, who shall be the one director elected by the holders of the Series A Preferred Stock if any shares of the Series A Preferred Stock are outstanding. At such time as Apollo, together with any and all of its Permitted Transferees, cease to hold in aggregate 10% or more of the Shares owned by the Apollo on August 5, 1998, the Apollo shall no longer be entitled to nominate any Apollo Nominees in accordance with this Section 4.

                  (f) In the event the Company establishes an Executive Committee of the Board of Directors, it shall be comprised of such persons as a majority of the Board of Directors shall approve, provided, however, such committee shall also include at least one Apollo Nominee, who shall be one of the directors elected by the holders of the Series A Preferred Stock so long as any shares of the Series A Preferred Stock are outstanding. The Executive Committee shall have authority, subject to applicable law, to take all actions that (A) are ancillary to or arise in the normal course of the businesses of the Company, or (B) implement and are consistent with resolutions of the Board of Directors provided, however, that such Executive Committee shall not be authorized to take any action which, if proposed to be taken by the full Board of Directors would require the affirmative vote of the Apollo Nominees in accordance with Section 4.2.

                  (g) Unless otherwise approved in advance in writing by all the Apollo Nominees, each and every committee of the Board of Directors shall be comprised of three directors, one of whom shall be an Apollo Nominee and at least one of whom is selected by the Board of Directors but who is not also a member of management of the Company. The Apollo Nominee on the Finance Committee, the Audit Committee and Compensation Committee, shall be one of the directors elected by the holders of the Series A Preferred Stock so long as any shares of the Series A Preferred Stock are outstanding.

                  (h) Each committee of the Board of Directors, to which authority has been delegated, shall keep complete and accurate minutes and records of all actions taken by such committee, prepare such minutes and records in a timely fashion and promptly distribute such minutes and records to each member of the Board of Directors.

                  (i) The Parties agree that upon the request of Apollo, the Company shall cause the Board of Directors of any wholly-owned subsidiary of the Company to include such number of individuals designated by Apollo (or any representative thereof designated by Apollo) in the same proportion of the total number of members of the Board of Directors of such subsidiary as the proportion of the Company's Board of Directors to which Apollo is entitled pursuant to
Section 4.1(a).

            Section 4.2 Action by the Board of Directors.

                  (a) Except as provided below, all decisions of the Board of Directors shall require the affirmative vote of a majority of the directors of the Company then in office, or a majority of the members of an Executive Committee of the Board of Directors, to the extent such decisions may be lawfully delegated to an Executive Committee pursuant to Section 4.1(f).

                  (b) The Company shall not, and it shall cause each of its Subsidiaries not to, take (or agree to take) any action regarding the following matters, directly or indirectly, including through a merger or consolidation with any other corporation or otherwise, without the affirmative vote of the Apollo Nominees: (i) increase the number of authorized shares of Preferred Stock or authorize the issuance or issue of any shares of Preferred Stock other than to existing holders of Preferred Stock, (ii) issue any new class or series of equity security, (iii) amend, alter or repeal, in any manner whatsoever, the designations, preferences and relative rights and limitations and restrictions of the Series A Preferred Stock; (iv) amend, alter or repeal any of the provisions of the Charter Documents or the Certificate of Designation in a manner that would negatively impact the holders of the Series A Preferred Stock, including (but not limited to) any amendment that is in conflict with the approval rights set forth in this Section 4.2; (v) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of any shares of Common Stock or Junior Stock (as defined in the Certificate of Designation), or declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Company, or other property) on shares of Common Stock or Junior Stock; (vi) cause the number of directors of the Company to be greater than eight (8); (vii) enter into any agreement or arrangement with or for the benefit of any Person who is an Affiliate of the Company with a value in excess of $5 million in a single transaction or series of related transactions;
(viii) effect a voluntary liquidation, dissolution or winding up of the Company;
(ix) sell or agree to sell all or substantially all of the assets of the Company, unless such transaction (1) occurs after August 5, 2002, (2) is a sale for cash and (3) results in an internal rate of return ("IRR") to Apollo of 30% compounded quarterly or greater with respect to each Share issued to Apollo on August 5, 1998; or (x) enter into any merger or consolidation or other business combination involving the Company (except a merger of a wholly-owned subsidiary of the Company into the Company in which the Company's capitalization is unchanged as a result of such merger) unless such transaction (1) occurs after August 5, 2002, (2) is for cash and (3) results in an IRR to Apollo of 30% compounded quarterly or greater with respect to each Share issued to Apollo on August 5, 1998.

                  (c) Notwithstanding the foregoing Section 4(b), if Apollo owns less than 33 1/3% of the Shares owned by them on August 5, 1998, the provisions of Section 4(b) shall cease to exist and shall be of no further force or effect.

                  (d) While any shares of Series A Preferred Stock are outstanding, the Company shall not and it shall cause each of its Subsidiaries not to, issue any debt securities of the Company with a value in excess of $10 million (including any refinancing of existing indebtedness) without the majority affirmative vote of the Finance Committee.

                  (e) While any shares of Series A Preferred Stock are outstanding, the Company shall not, and it shall cause each of its Subsidiaries not to, issue any equity securities of the Company with a value in excess of $10 million (including any refinancing of existing indebtedness) without the unanimous affirmative vote of the Finance Committee; provided, however, that the following equity issuances shall require only a majority affirmative vote of the Finance Committee: (A) an offering of Common Stock in which the selling price is equal to or greater than the price that would imply a 25% or greater IRR compounded quarterly on the Conversion Price (as defined below) and (B) an issuance of equity in connection with an acquisition if the issuance is equal to or less than 10% of the outstanding Common Stock (calculated post-issuance of such shares of Common Stock).

            Section 4.3 Charter Documents. (a) Except with respect to any amendments to the Charter Documents properly adopted at the Board of Directors meeting on October 8, 2001, the Charter Documents most recently included (or incorporated therein) as exhibits to the Company's periodic reports filed with the Commission are the Charter Documents as in effect on the Effective Date.

                  (b) The Company covenants that it will act, and each Group Member and Apollo agrees to use its best efforts to cause the Company to act, in accordance with its Charter Documents and Certificate of Designation in all material respects and to cause compliance with all provisions contained herein. Each Group Member and Apollo shall vote all the Shares owned or held of record by it at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all action necessary, to ensure (to the extent within the Parties' collective control) that (i) the Charter Documents and Certificate of Designation of the Company do not, at any time, conflict with the provisions of this Agreement, and (ii) unless an amendment is approved by the Board of Directors in accordance with Section 4.2, the Charter Documents of the Company continue to be in effect in the forms most recently included as exhibits to the Company's periodic reports filed with the Commission and the Certificate of Designation continues to be in effect in the form attached as exhibits to the Stock Purchase Agreement.

                                    ARTICLE V

                                   TERMINATION

            Section 5.1 Termination. Except as otherwise provided herein with respect to certain specific provisions, this Agreement shall terminate upon the earlier to occur of:

                  (i) the mutual agreement of the Parties,

                  (ii) with respect to any party hereto other than the Company, such party ceasing to own, beneficially or otherwise, any Shares,

                  (iii) such time as less than 10% of the Shares continue to be subject to the provisions of this Agreement, or

                  (iv) with respect to any party hereto other than the Talley Group or its Permitted Transferees, on August 5, 2009.

                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 6.1 No Inconsistent Agreements. Each party hereto hereby consents to the termination of any prior written or oral agreement or understanding, including without limitation the Original Agreement, restricting, conditioning or limiting the ability of any party to transfer or vote Shares.

            Each of the Company and the Group Members represents and agrees that, as of the Effective Date, there is no (and from and after the Effective Date they will not, and will cause their respective Subsidiaries and Affiliates not to, enter into any) agreement with respect to any securities of the Company or any of its Subsidiaries (and from and after the Effective Date neither the Company nor any Group Members shall take, or permit any of their Subsidiaries or Affiliates to take, any action) that is inconsistent in any material respect with the rights granted to Apollo in this Agreement.

            Without limiting the foregoing and other than the Original Agreement, the Company represents that there are no existing agreements relating to the voting or registration of any equity securities of the Company or any of its Subsidiaries, and there are no other existing agreements between the Company and any other holder of Shares relating to the transfer of any equity securities of the Company or any of its Subsidiaries.

            Section 6.2 Recapitalization, Exchanges. etc. If any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Shares or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Parties under this Agreement and the terms "COMMON STOCK," "PREFERRED STOCK" and "SHARES," each as used herein, shall be deemed to include shares of such capital stock or other securities, as appropriate. Without limiting the foregoing, whenever a particular number of Shares is specified herein, such number shall be adjusted to reflect stock dividends, stock-splits, combinations or other reclassifications of stock or any similar transactions.

            Section 6.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns; provided that (i) neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by the Company (except by operation of law in any permitted merger); (ii) neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by the Group Members or Apollo except to any Person to whom it has Transferred Shares in compliance with this Agreement and who has become bound by this Agreement pursuant to Section 2.2 hereof; and (iii) the rights of the Parties under Article IV hereof may not be assigned to any Person except as explicitly provided therein.

            Section 6.4 No Waivers: Amendments. (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (b) This Agreement may not be amended or modified, nor may any provision hereof be waived, other than by a written instrument signed by the Parties.

            Section 6.5 Notices. All notices, demands, requests, consents or approvals (collectively, "NOTICES") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally delivered or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or such other address (and with such other copy) as such party shall have specified most recently by written notice. Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable overnight courier service.

                     To the Company or the Speese Group:

                                    Rent-A-Center, Inc.
                                    5700 Tennyson Parkway
                                    Third Floor
                                    Plano, Texas 75024
                                    Attn:  Mark E. Speese
                                    Fax:  (972) 801-1200

                      with a copy (which shall not constitute notice) to:

                                    Winstead Sechrest & Minick P.C.
                                    5400 Renaissance Tower
                                    1201 Elm Street
                                    Attn: Thomas W. Hughes, Esq.
                                    Fax: (214)745-5390

                     To the Talley Group:

                                    J. Ernest Talley
                                    8914 Hames Road
                                    Pilot Point, Texas  76258

                     To Apollo:

                                    Apollo Investment Fund IV, L.P. and/or
                                    Apollo Overseas Partners IV, L.P.
                                    c/o Apollo Management IV, L.P.
                                    1999 Avenue of the Stars, Suite 1900
                                    Los Angeles, California 90067
                                    Attn: Michael D. Weiner
                                    Facsimile: (310)201-4166

                      with a copy (which shall not constitute notice) to:

                                    Morgan, Lewis & Bockius LLP
                                    300 South Grand Avenue, Suite 2200
                                    Los Angeles, California 90071
                                    Attn: John F. Hartigan, Esq.
                                    Fax:  (213)612-2554

            Section 6.6 Inspection. So long as this Agreement shall be in effect, this Agreement and any amendments hereto and waivers hereof shall be distributed to all Parties after becoming effective and shall be made available for inspection at the principal office of the Company by Apollo.

            Section 6.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS

MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO
PRINCIPLES OF CONFLICT OF LAWS, EXCEPT AS TO MATTERS OF CORPORATE GOVERNANCE, WHICH SHALL BE INTERPRETED IN ACCORDANCE WITH THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE. EACH PARTY HERETO CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS WITHIN THE STATE OF NEW YORK.

            Section 6.8 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            Section 6.9 Entire Agreement. This Agreement, together with the Stock Purchase Agreement, the Certificate of Designation and the Registration Rights Agreement, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersedes the Original Agreement and any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

            Section 6.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the Parties hereunder shall be enforceable to the fullest extent permitted by law.

            Section 6.11 Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

            Section 6.12 Required Approvals. If approval of this Agreement or any of the transactions contemplated hereby shall be required by any governmental or supra-governmental agency or instrumentality or is considered to be necessary or advisable to all the Parties, all Parties shall use their best efforts to obtain such approval.

            Section 6.13 Public Disclosure. The Company shall not, and shall not permit any of its Subsidiaries to, make any public announcements or disclosures relating or referring to Apollo, any of its affiliates, or any of their respective directors, officers, partners, employees or agents (including, without limitation, any Person designated as a director of the Company pursuant to the terms hereof) unless Apollo has consented to the form and substance thereof, which consent shall not be unreasonably withheld except to the extent such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation, provided that (i) any such required disclosure shall only be made, to the extent consistent with the law, after consultation with Apollo and (ii) no such announcement or disclosure (except as required by law or by stock exchange regulation) shall identify any such Person without Apollo's prior consent.

            Section 6.14 Payment of Costs and Expenses. The Company shall pay Apollo's reasonable and documented costs and expenses (including attorneys' fees) associated with negotiation, documentation and completion of this Agreement, the Stock Repurchase Agreement and the transactions contemplated herein and therein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Stockholders Agreement as of the date first above written.

                       RENT-A-CENTER, INC.
                       a Delaware corporation

                       By: /s/ Mitchell E. Fadel
                          -------------------------------------------
                       Name:   Mitchell E. Fadel
                            -----------------------------------------
                       Title:  President
                             ----------------------------------------

                       APOLLO INVESTMENT FUND IV, L.P.
                       a Delaware limited partnership

                       By:  Apollo Advisors IV, L.P.
                            its General Partner

                            By: Apollo Capital Management IV, Inc.
                                        its General Partner

                                By: /s/ Peter P. Copses
                                   ----------------------------------
                                Name:   Peter P. Copses
                                     --------------------------------
                                Title:  Vice President
                                      -------------------------------

                       APOLLO OVERSEAS PARTNERS IV, L.P.
                       an exempted limited partnership registered in the Cayman Islands

                       By:  Apollo Advisors IV, L.P.
                            its General Partner

                            By: Apollo Capital Management IV, Inc.
                                        its Managing General Partner

                                By: /s/ Peter P. Copses
                                   ----------------------------------
                                Name:   Peter P. Copses
                                     --------------------------------
                                Title:  Vice President
                                      -------------------------------

                       /s/ J. Ernest Talley
                       ----------------------------------------------
                       J. Ernest Talley


                       /s/ Mark E. Speese
                       ----------------------------------------------
                       Mark E. Speese


                       /s/ Mary Ann Talley
                       ----------------------------------------------
                       Mary Ann Talley

                       /s/ Carolyn Speese
                       -----------------------------------
                       Carolyn Speese


                       TALLEY 1999 TRUST

                       By:/s/ J. Ernest Talley
                          --------------------------------
                       J. Ernest Talley, as Trustee

                       MARK SPEESE 2000 GRANTOR RETAINED
                       ANNUITY TRUST

                       By: /s/ Mark E. Speese
                          --------------------------------
                       Mark E. Speese, as Trustee

                       CAROLYN SPEESE 2000 GRANTOR
                       RETAINED ANNUITY TRUST

                       By: /s/ Mark E. Speese
                          --------------------------------
                       Mark E. Speese, as Trustee

                       ALLISON REBECCA SPEESE 2000
                       REMAINDER TRUST

                       By: /s/ Stephen Elken
                          --------------------------------
                       Stephen Elken, as Trustee

                       JESSICA ELIZABETH SPEESE 2000
                       REMAINDER TRUST

                       By: /s/ Stephen Elken
                          --------------------------------
                       Stephen Elken, as Trustee

                       ANDREW MICHAEL SPEESE 2000
                       REMAINDER TRUST

                       By: /s/ Stephen Elken
                          --------------------------------
                       Stephen Elken, as Trustee

                                    EXHIBIT A

                              TALLEY OTHER PARTIES


Mary Ann Talley
Talley 1999 Trust

                                    EXHIBIT B

                              SPEESE OTHER PARTIES


Carolyn Speese
Mark Speese 2000 Grantor Retained Annuity Trust
Carolyn Speese 2000 Grantor Retained Annuity Trust
Allison Rebecca Speese 2000 Remainder Trust
Jessica Elizabeth Speese 2000 Remainder Trust
Andrew Michael Speese 2000 Remainder Trust

                                       21